Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (the “Registration Statement”) of the Allianz Funds Multi-Strategy Trust (the “Trust”) comprised of Allianz RCM Global EcoTrends Fund, Allianz RCM Global Water Fund, Allianz NACM Global Equity 130/30 Fund, Allianz RCM All Horizons Fund, Allianz RCM Disciplined Equity Fund, and Allianz RCM International Opportunities Fund, mutual fund series of the Trust, of our report dated January 23, 2008, relating to the financial statements and financial highlights which appears in the November 30, 2007 Annual Report to Shareholders of Allianz RCM Global Ecotrends(sm) Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY

July 15, 2008